UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 19, 2007

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2007, PacificNet Inc. (NASDAQ: PACT) (the “Company” or “PacificNet”), issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received a letter on April 19, 2007, from The Nasdaq Stock Market indicating that as a result of the Company’s failure to file the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission by April 17, 2007 (the deadline for filing its Form 10-K after having requested a 15-day extension from the original due date), the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and its securities are, therefore, subject to delisting from The Nasdaq Global Market. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file all required reports with Nasdaq on or before the date they are required to be filed with the Securities and Exchange Commission.

As previously disclosed on a Current Report on Form 8-K filed on March 22, 2007, the Company’s prior independent public accountants communicated to the Company that certain criteria by which an option grant date is determined may not have been satisfied in connection with the Company’s fixing of grant dates for options, and as a result withdrew its audit reports regarding the Company’s financial statements for the years ended December 31, 2005 and 2004. The Company’s audit committee is conducting an independent internal investigation with respect to the Company’s stock option grant practices. PacificNet expects to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 after the conclusion of the audit committee investigation and the issuance of a report from the audit committee on its findings, and upon the determination by the Company and its current independent auditors of the impact, if any, of the findings on the audited financial statements for the 2006 fiscal year.

The Company has a hearing scheduled with the NASDAQ Listing Qualifications Panel (the “Panel”), at which time it will present a plan of compliance to the Panel with respect to the timeline for the re-instatement of audited financial statements for the fiscal years ended December 31, 2005 and 2004, and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. In the event the Company fails to address the deficiencies, the Panel will consider the record as presented at the hearing and will make its determination based upon that information. There can be no assurance that the Panel will grant the Company’s request for continued listing.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on Nasdaq. Further information regarding these and other risks is included in PacificNet's Form 10-Q and 10-KSB and other filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1  Press release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.
By: /s/ Victor Tong Name: Victor Tong Title: President Dated: April 25, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of PacificNet Inc. dated April 24, 2007